Exhibit 10.8
HEALTHCARE REALTY TRUST INCORPORATED
RESTRICTED STOCK AGREEMENT
THIS RESTRICTED STOCK AGREEMENT (the “Agreement”) is made and entered into as of _______, 201_, between Healthcare Realty Trust Incorporated (the “Company”) and ___________ (“Director”), under the terms of the Company’s 2007 Employees Stock Incentive Plan, as amended (together, the “Plan”).
RECITALS:
WHEREAS, Director is a member of the board of directors of the Company (the “Board”); and
WHEREAS, under the terms of the Plan, the Company has agreed to provide for vesting of Director’s rights to restricted stock grants upon the occurrence of certain events involving Director’s termination of service from the Board; and
WHEREAS, the compensation committee of the Board has decided that the Director should be granted restricted shares of the Company’s common stock on the terms and conditions set forth below in accordance with the terms of the Plan.
NOW, THEREFORE, in consideration of the past and future services provided to the Company by the Director and the various covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.
Grant of Restricted Stock. The Company hereby grants to the Director a total of _______ restricted shares of the common stock of the Company (the “Restricted Shares”), subject to the transfer restrictions, vesting schedule and other conditions set forth in the Plan and this Agreement. The Company shall cause the Restricted Shares to be issued in book entry form and registered in the name of the Director promptly upon execution of this Agreement.

2.
Restricted Period. The Restricted Shares will remain subject to a substantial risk of forfeiture and will become fully vested following the completion of a “Restricted Period” that commenced or commences on the date hereof and ending on the earlier of:

a.	[Date].

b.	The date upon which a Change in Control (as defined in the Plan) occurs.

c.
The date upon which the Director’s service as a director of the Company terminates by reason of his death or disability, his retirement pursuant to any applicable mandatory retirement policy of the Board, his not being nominated by the Board for election by the shareholders or his being nominated for election but not being elected by shareholders.

3.
Forfeiture of Shares. In the event that Director’s services to the Company terminate prior to the end of the Restricted Period, the Director shall immediately forfeit all rights in the Restricted Shares.

4.
Restricted Shares are Subject to the Plan. Except as expressly provided herein, the Restricted Shares shall be subject to the terms of the Plan. In the event of an inconsistency between this Agreement and the Plan, this Agreement shall be controlling.

5.
Rights as a Shareholder. Unless and until the Restricted Shares are forfeited, the Director shall be considered a shareholder of the Company with respect to all such Restricted Shares that have not been forfeited and shall have rights appurtenant thereto, including the right to vote or consent to all matters that may be presented to the shareholders of the Company and to receive all dividends and other distributions paid on such Restricted

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Shares. If any dividends or distributions are paid in common stock, such common stock shall be subject to the same restrictions as the Restricted Shares with respect to which it was paid.

6.
No Right to Continuation of Service. The granting of the Restricted Shares hereunder shall not be construed as granting to the Director any right to continue as a director or in any other relationship with the Company. The right of the Company to terminate Director’s service at any time, for any reason, with or without cause, is specifically reserved.

7.	Restrictive Legend. Any certificates representing the Restricted Shares may bear a legend substantially in the form that follows:
The sale or transfer of the shares represented by this Certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer (including conditions of forfeiture) as set forth in the Healthcare Realty Trust Incorporated 2007 Employees Stock Incentive Plan and in the related Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the secretary of Healthcare Realty Trust Incorporated.

8.
Section 83(b) Election and Tax Withholding. If the Director timely elects, under Section 83(b) of the Code, to include the fair market value of the Shares on the date hereof in Director’s gross income for the current taxable year, Director agrees to give prompt written notice of such election to the Company. To the extent the Company ever becomes obligated to withhold taxes for amounts includable in Director’s income, Director hereby agrees to make whatever arrangements are necessary to enable the Company to withhold as required by law.

9.	Miscellaneous.

a.
Incorporation of Plan. Except as specifically provided herein, this Agreement is and shall be in all respects subject to the terms and conditions of the Plan, a copy of which the Director acknowledges receiving prior to the execution of this Agreement and the terms of which are incorporated by reference.

b.
Captions. The captions and section headings used herein are for convenience only, shall not be deemed a part of this Agreement and shall not in any way restrict or modify the context or substance of any section or paragraph of this Agreement.

c.	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland without regard to its conflicts of laws rules.

d.	Defined terms. All capitalized terms not defined herein shall have the meanings set forth in the Plan, unless a different meaning is plainly required by the context.

e.	Amendments. The parties may only amend this Agreement in writing.

IN WITNESS WHEREOF, the undersigned officer of the Company and the Director have executed this instrument as of _______ 201__.

HEALTHCARE REALTY TRUST INCORPORATED

By: ____________________________________
    Name:

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Title:

_______________________________________
[Director]

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